EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innovative Solutions and Support, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Shahram Askarpour
Shahram Askarpour
Chief Executive Officer (Principal Executive Officer)
February 14, 2025

/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) February 14, 2025